EX 99.28 (e)(10)

FLEXSHARES® TRUST
INVESTING FUND PARTICIPATION AGREEMENT

THIS INVESTING FUND PARTICIPATION AGREEMENT (“Agreement”), dated as of December 16, 2013 (the “Agreement”) is by and between FlexShares® Trust, a Maryland statutory trust (“Trust”), on behalf of its respective series (each a “FlexShares Fund” and together the “FlexShares Funds”) and Curian Variable Series Trust (the “Investing Management Company”), a Massachusetts business trust, on behalf of its separate series (each an “Investing Fund”).  All capitalized terms not defined herein shall have the meaning ascribed to them in the SEC Notice of Application for the Order, attached hereto as Exhibit 1-A.

RECITALS

WHEREAS, each Investing Management Company and the Trust are registered with the U.S. Securities and Exchange Commission (“SEC”) as open-end management investment companies under the Investment Company Act of 1940 (the “1940 Act”);

WHEREAS, section 12(d)(1)(A) and (B) of the 1940 Act limit the ability of an investment company to invest in shares of another investment company, and therefore limit the ability of an Investing Fund to invest in shares of a FlexShares Fund;

WHEREAS, the Trust, on behalf of the FlexShares Funds, has obtained an order from the SEC dated September 6, 2011, as amended October 23, 2012, with respect to the FlexShares Funds that are index funds, and an order from the SEC dated May 22, 2012, with respect FlexShares Funds that are actively-managed (each an “Order” and together, the “Orders”).  The Orders permit registered investment companies to invest in the FlexShares Funds in excess of the limits set forth in section 12(d)(1)(A) of the 1940 Act and permits the FlexShares Funds, their principal underwriter, and any broker or dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) to sell FlexShares Fund shares beyond the limits set forth in 12(d)(1)(B) of the 1940 Act in accordance with the conditions of the Orders and the representations in the applications filed to obtain the Orders (the “Applications”); and

WHEREAS, an Investing Fund may, from time to time, invest in shares of one or more FlexShares Funds in excess of the limits set forth in section 12(d)(1)(A) of the 1940 Act and the FlexShares Funds, their principal underwriter and brokers or dealers registered under the Exchange Act may sell FlexShares Fund shares beyond the limits set forth in 12(d)(1)(B) of the 1940 Act in reliance on the applicable Order;

NOW THEREFORE, in consideration of the potential benefits to the Investing Funds and the FlexShares Funds arising out of an Investing Fund’s investment in the FlexShares Funds, the parties agree as follows.

1. Representations and Obligations of the FlexShares Funds.

(a) The FlexShares Funds have provided to the Investing Funds a copy of the Notice of Application for each Order (each a “Notice” and, collectively, the “Notices”) and each such Order, attached hereto as Exhibit 1-A, Exhibit 1-B, Exhibit 2-A and Exhibit 2-B, respectively. The Trust will upon request promptly provide each Investing Fund with (i) a copy of any amendments to the Orders and (ii) a copy of the Applications.

(b) In connection with any investment by an Investing Fund in a FlexShares Fund, such FlexShares Fund agrees (i) to comply with the terms and conditions of the applicable Order and this Agreement and (ii) to promptly notify the Investing Fund if such FlexShares Fund fails to comply with the terms and conditions of the applicable Order or this Agreement.

2. Representations and Obligations of the Investing Funds.

(a) The members of an Investing Fund’s Advisory Group will not control (individually or in the aggregate) a FlexShares Fund within the meaning of Section 2(a)(9) of the 1940 Act. The members of an Investing Fund’s Subadvisory Group, if any, will not control (individually or in the aggregate) a FlexShares Fund  within the meaning of Section 2(a)(9) of the 1940 Act.

(b) If, as a result of a decrease in the outstanding voting securities of a FlexShares Fund, an Investing Fund’s Advisory Group or an Investing Fund’s Subadvisory Group, each in the aggregate, becomes a holder of more than 25% of the outstanding voting securities of a FlexShares Fund, the Investing Fund will vote its shares of the FlexShares Fund in the same proportion as the vote of all other holders of the FlexShares Fund’s shares. Notwithstanding the foregoing, neither this paragraph nor the preceding paragraph shall apply to an Investing Fund’s Subadvisory Group with respect to a FlexShares Fund for which the Subadviser or a person controlling, controlled by or under common control with the Subadviser acts as the investment adviser within the meaning of Section 2(a)(20)(A) of the 1940 Act.

(c) No Investing Fund or Investing Fund Affiliate will cause any existing or potential investment by the Investing Fund in a FlexShares Fund to influence the terms of any services or transactions between the Investing Fund or an Investing Fund Affiliate and the FlexShares Fund  or a FlexShares Fund Affiliate.

(d) The board of directors or trustees of an Investing Management Company, including a majority of the disinterested directors or trustees, will adopt procedures reasonably designed to assure that the Investing Fund Advisor and any Subadviser are conducting the investment program of the Investing Management Company without taking into account any consideration received by the Investing Management Company or an Investing Fund Affiliate from a FlexShares Fund or a FlexShares Fund Affiliate in connection with any services or transactions. Such procedures shall be substantially in the form of the Draft Board Procedures at Appendix A.

(e) The Investing Fund Adviser, or Trustee or Sponsor, as applicable, will waive fees otherwise payable to it by the Investing Fund in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by a FlexShares Fund under Rule 12b-1 under the 1940 Act) received from a FlexShares Fund  by the Investing Fund Advisor, or Trustee or Sponsor, or an affiliated person of the Investing Fund Advisor, or Trustee or Sponsor, other than any advisory fees paid to the Investing Fund Advisor, or Trustee or Sponsor, or its affiliated person by the FlexShares Fund, in connection with the investment by the Investing Fund in the FlexShares Fund. Any Subadviser will waive fees otherwise payable to the Investing Fund Subadviser, directly or indirectly, by the Investing Management Company in an amount at least equal to any compensation received from a FlexShares Fund by the Investing Fund Subadviser, or an affiliated person of the Investing Fund Subadviser, other than any advisory fees paid to the Investing Fund Subadviser or its affiliated person by the FlexShares Fund, in connection with the investment by the Investing Management Company in the FlexShares Fund made at the direction of the Investing Fund Subadviser. In the event that the Investing Fund Subadviser waives fees, the benefit of the waiver will be passed through to the Investing Management Company.

(f) No Investing Fund or Investing Fund Affiliate (except to the extent it is acting in its capacity as an investment adviser to a FlexShares Fund) will cause a FlexShares Fund  to purchase a security in an Affiliated Underwriting.

(g) The board of directors or trustees of such Investing Fund and such Investing Fund’s investment advisers or Trustee or Sponsor, as applicable, understand the terms and conditions of the applicable Order and each agrees to fulfill its responsibilities under such Order.

(h) Each Investing Fund will promptly notify a FlexShares Fund in writing at the time of any investment by such Investing Fund in the FlexShares Fund in excess of the 3% limit in Section 12(d)(1)(A)(i). Upon such investment, such Investing Fund shall also provide to the FlexShares Fund in writing a list of the names of each Investing Fund Affiliate and Underwriting Affiliate and shall notify the FlexShares Fund of any changes to such list as soon as reasonably practicable after a change occurs. The Investing Fund will maintain and preserve a copy of the applicable Order, this Agreement, and the list with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

(i) Each Investing Fund will promptly notify a FlexShares Fund in writing of any purchase or acquisition of shares of the FlexShares Fund that causes such Investing Fund to hold (i) 5% or more of such FlexShares Fund’s total outstanding voting securities or (ii) 10% or more of such FlexShares Fund ’s  total outstanding voting securities.

(j) Any Investing Fund that exceeds either the 5% or the 10% limitation in Sections 12(d)(l)(A)(ii) or (iii) will disclose in its prospectus in “plain English”:

(1) That it may invest in exchange-traded funds; and

(2) The unique characteristics of the Investing Fund investing in exchange-traded funds, including but not limited to the expense structure and additional expenses, if any, of investing in exchange-traded funds.

(k) Prior to approving any advisory contract under Section 15 of the 1940 Act, the board of directors or trustees of each Investing Management Company, including a majority of the disinterested directors or trustees, will find that the advisory fees charged under such advisory contracts are based on services provided that will be in addition to, rather than duplicative of, the services provided under the advisory contract(s) of any FlexShares Fund in which the Investing Management Company may invest. These findings and their basis will be recorded fully in the minute books of the appropriate Investing Management Company.

 (l) Any sales charges and/or service fees charged with respect to shares of an Investing Fund will not exceed the limits applicable to a fund of funds set forth in FINRA Conduct Rule 2830.

(m) Each Investing Fund: (i) acknowledges that it has received a copy of the Orders and Notices; (ii) agrees to adhere to the terms and conditions of the applicable Order and this Agreement and to participate in the proposed transactions in a manner that addresses the concerns underlying the Orders; (iii) represents that investments in the FlexShares Funds will be accomplished in compliance with its investment restrictions and will be consistent with the investment policies set forth in its registration statement; (iv) acknowledges that it may rely on the Orders only to invest in the FlexShares Funds and not in any other investment company; and (v) agrees to promptly notify the FlexShares Fund  if it fails to comply with the applicable Order or this Agreement.

(n) Each Investing Fund acknowledges and understands that a FlexShares Fund reserves the right to reject any direct purchase of Creation Units by an Investing Fund.

3. Indemnification.

The Investing Funds, severally and not jointly, agree to hold harmless, indemnify and defend a FlexShares Fund and the Trust, including any of their principals, trustees, officers, employees and agents (“FlexShares Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the FlexShares Fund and/or the Trust, including any FlexShares Agents, to the extent such Claims result from: (i) any untrue statement or alleged untrue statement of a material fact contained in an Investing Fund’s prospectus, statement of additional information or sales literature or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) a violation or alleged violation by such Investing Fund of any provision of this Agreement; or (iii) a violation or alleged violation by such Investing Fund of the terms and conditions of the applicable Order. The indemnification provided for in this paragraph shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

The FlexShares Funds, severally and not jointly, agree to hold harmless, indemnify and defend an Investing Fund and Investing Management Company, including any of its principals, directors or trustees, officers, employees and agents (“Investing Fund Agents”), against and from any Claims asserted against the Investing Fund, including any Investing Fund Agents, to the extent such Claims result from: (i) a violation or alleged violation by the FlexShares Fund of any provision of this Agreement; or (ii) a violation or alleged violation by the FlexShares Fund of the terms and conditions of the applicable Order. The indemnification provided for in this paragraph shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims, provided that no FlexShares Fund shall be liable for indemnifying any Investing Fund for any Claims resulting from violations that occur as a result of incomplete or inaccurate information provided by the Investing Fund to such FlexShares Fund pursuant to terms and conditions of the applicable Order or this Agreement, or resulting from violations caused by the Investing Fund or the Investing Fund’s Agent.

4. Materials.

To the extent an Investing Fund refers to one or more FlexShares Funds in any prospectus, statement of additional information or otherwise, each Investing Fund agrees to:

(a) Refer to such Funds as, for example, the “FlexShares® [            ] Fund”; and

(b) Include the following notice within reasonable proximity to the reference to such Fund:

FlexShares® is a registered trademark of Northern Trust Investments, Inc.  None of Northern Trust Investments, Inc., Foreside Fund Services, LLC, FlexShares Trust or the FlexShares® [            ] Fund make any representations regarding the advisability of investing in [Name of Investing Fund].

5. Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the terms and conditions of the Orders, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below (which address may be changed from time to time by notice to the other party).

If to the Trust, to:

Northern Trust Investments, Inc.
50 South LaSalle Street
Chicago, IL 60603
Attn:  Peter K. Ewing

with a copy to:

Northern Trust Investments, Inc.
50 South LaSalle Street
Chicago, IL 60603
Attn:  Craig Carberry, Esq.

If to the Investing Fund, to:

Susan S. Rhee
Jackson National Asset Management, LLC
1 Corporate Way, S-45
Lansing, Michigan 48951
Telephone: 517/367-4336
Fax: 517/706-5517
E-mail: susan.rhee@jackson.com

6. Addition of New Funds

Part I of Schedule A lists the FlexShares Funds that are index funds and Part II of Schedule A lists the FlexShares Funds that are actively-managed.  Schedule A lists the FlexShares Funds that are in existence as of the date of this Agreement. Additional FlexShares Funds may be created from time to time. Investing Management Company agrees that in the event an Investing Fund invests in a FlexShares Fund that is created after the date of this Agreement, such investment shall be governed by the terms of this Agreement and such FlexShares Fund shall be deemed to be added to Schedule A as of the date of the initial investment in such FlexShares Fund.

7. Termination; Governing Law; Amendment.

(a) This Agreement will continue until terminated in writing by either party upon 60 days’ notice to the other party. This Agreement may not be assigned by either party without the prior written consent of the other.

(b) This Agreement will be governed by Illinois law without regard to choice of law principles.

(c) In any action involving a FlexShares Fund under this Agreement, each Investing Fund agrees to look solely to the individual FlexShares Fund(s) that is/are involved in the matter in controversy and not to any other series of the Trust.

(d) This Agreement may be amended or modified by a written document signed by an authorized representative of each party.

(e) The obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first set forth above.

FLEXSHARES TRUST
on behalf of its series listed on Schedule A

By:	/s/ Peter K. Ewing
	Name:	Peter K. Ewing
	Title:	Vice President

Curian Variable Series Trust
on behalf of its series listed on Schedule B

By:	/s/ Kelly L. Crosser
	Name:	Kelly L. Crosser
	Title:	Assistant Secretary

Curian Capital, LLC

By:	/s/ Michael Bell
	Name:	Michael Bell
	Title:	President

SCHEDULE A – PART I

(List of Index Funds)

FlexShares® Morningstar Global Upstream Natural Resources Index Fund
FlexShares® Morningstar US Market Factor Tilt Index Fund
FlexShares® Morningstar Developed Markets Ex-US Factor Tilt Index Fund
FlexShares® Morningstar Emerging Markets Factor Tilt Index Fund
FlexShares® iBoxx 3-Year Target Duration TIPS Index Fund
FlexShares® iBoxx 5-Year Target Duration TIPS Index Fund
FlexShares® Quality Dividend Index Fund
FlexShares® Quality Dividend Dynamic Index Fund
FlexShares® Quality Dividend Defensive Index Fund
FlexShares® International Quality Dividend Index Fund
FlexShares® International Quality Dividend Dynamic Index Fund
FlexShares® International Quality Dividend Defensive Index Fund
FlexShares® STOXX Global Broad Infrastructure Index Fund
FlexShares® Global Quality Real Estate Index Fund

SCHEDULE A – PART II

(List of Actively-Managed Funds)

FlexShares® Ready Access Variable Income Fund

SCHEDULE B

Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Income Fund

EXHIBIT 1-A

(Index-Based ETF Notice of Application for Order)

EXHIBIT 1-B

(Index-Based ETF Order)

EXHIBIT 2-A

(Actively-Managed ETF Notice of Application for Order)

EXHIBIT 2-B

(Actively-Managed ETF Order)

Appendix A

Draft Board Procedures

Northern Trust Investments, Inc., FlexShares Trust and Foreside Fund Services, LLC were granted exemptive relief from Section 12(d)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) by the Securities and Exchange Commission pursuant to an order dated September 6, 2011, as amended October 23, 2012, with respect to FlexShares Funds that are index funds, and an order dated May 22, 2012, with respect to the FlexShares Funds that are actively-managed ( each an  “Order” and together, the “Orders”). The Orders permit investment companies to invest in series (the “Funds”) of the FlexShares Trust (the “Trust”) in excess of the Section 12(d)(1) limits, subject to certain conditions.

The Board of [Directors/Trustees] of [Name of Investing Management Company] on behalf of [the Investing Funds] (collectively, the “Investing Funds”), including a majority of the [Directors/Trustees] who are not “interested” as that term is defined in Section 2(a)(19) of the 1940 Act, has reviewed the Participation Agreement between the Trust and the [Name of Investing Management Company] and has approved the following procedures designed to ensure that [Investing Funds’ Investment Adviser] (the “Adviser”) [and [Subadviser]] [is/are] conducting the investment program of the Investing Funds without taking into account any consideration received by the Investing Fund or an Investing Fund Affiliate from a Fund or a Fund Affiliate in connection with any services or transactions.

1. The Adviser [and Subadviser] [is/are] directed to conduct each Investing Fund’s investment program without taking into account the consideration (if any) paid by a Fund or a Fund Affiliate to such Investing Fund or an Investing Fund Affiliate in connection with any services or transactions.

2. [Name of Investing Management Company], including a majority of the [Directors/Trustees] who are not “interested” as that term is defined in Section 2(a)(19) of the 1940 Act, will review and initially approve these procedures on behalf of the Investing Funds and will review these procedures from time to time thereafter as necessary or appropriate.

3. The Adviser [and Subadviser] will provide the Board of [Directors/Trustees] with an annual certification that all investments in the Funds by the Investing Funds in excess of the Section 12(d)(1) limits complied with Condition 3 of the September 6, 2011 Order’s Section 12(d)(1) Relief. The Adviser [and Subadviser] will report to the Board, and provide an explanation for, any such investment that did not comply with Condition 3.

4. These procedures, and any modifications hereto, will be maintained and permanently preserved in an easily accessible place with the records of [Name of Investing Management Company] on behalf of the Investing Funds and the minutes of the meeting.

5. [Name of Investing Fund] on behalf of the Investing Funds will maintain and preserve for a period of not less than six years from the end of the fiscal year during which an Investing Fund invested in a Fund in excess of the Section 12(d)(1) limits (the first two years in an easily accessible place), a written record of each such investment and the determinations made pursuant to these procedures.